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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: December 5, 2002
                        (Date of earliest event reported)

                       Virginia Electric and Power Company
             (Exact name of registrant as specified in its charter)

             Virginia                      1-2255                54-0418825
  (State or other jurisdiction of        (Commission          (I.R.S. Employer
  incorporation or organization)        File Number)         Identification No.)

                              701 East Cary Street
                            Richmond, Virginia 23219
                                 (804) 819-2000
   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

         (Former name or former address, if changed since last report.)

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ITEM 5. OTHER EVENTS

     On December 5, 2002, Virginia Electric and Power Company (the Company) entered into an underwriting agreement with Lehman Brothers Inc. for itself and as Representative for the Underwriters named therein for the sale of 1,250 Units (the Units, each Unit consisting of 1,000 shares) of Flexible Money Market Cumulative Preferred Stock 2002 Series A (Liquidation Preference $100 per Share). The Units are a portion of the $2 billion aggregate amount of securities that were registered by the Company under a registration statement on Form S-3 under Rule 415 of the Securities Act of 1933, as amended, which registration statement was declared effective on July 31, 2002 (File No. 333-96973). A copy of the underwriting agreement is filed as Exhibit 1.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

1.1 Underwriting Agreement, dated December 5, 2002, between the Company and Lehman Brothers Inc. for itself and as Representative for the Underwriters named therein.

3.1 Articles of Amendment to Restated Articles of Incorporation, as amended, of Virginia Electric and Power Company establishing Flexible Money Market Preferred Stock.

5.1    Tax Opinion of McGuireWoods LLP.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            VIRGINIA ELECTRIC POWER COMPANY
                                               Registrant


                                            /s/ James P. Carney
                                            ------------------------------------
                                               James P. Carney
                                               Assistant Treasurer

Date: December 10, 2002

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